UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 5, 2005

DPAC TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

California	0-14843	33-0033759
(State or other jurisdiction	(Commission File Number)	I.R.S. Employer
of incorporation)		Identification Number

7321 Lincoln Way, Garden Grove, California 92841

(Address of principal executive office) (Zip Code)

714/  898-0007
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

(a)

On August 5, 2005 the Registrant, QuaTech, Inc. (“QuaTech”) and Development Capital Ventures LP (“DCV”) entered into three material agreements:

1.               The first Amendment to the Agreement and Plan of Reorganization between the Registrant and QuaTech, originally entered into on April 26, 2005 (the “Amendment”).

2.               A Licensing Agreement (the “License”) among the Registrant, Quatech and DCV that licenses DCV and QuaTech and their successors the rights to manufacture and distribute the Registrant’s Airborne wireless technology.

3.               A $500,000 secured, convertible loan (the “Bridge Loan”) bearing interest at 12% per annum from DCV to the Registrant that matures February 3, 2006.

The agreements were announced in a press release dated August 5, 2005 and attached hereto as Exhibit 99.1, and incorporated herein by this reference.

The Registrant and QuaTech entered into an Agreement and Plan of Reorganization on April 26, 2005 which provided for the Registrant’s subsidiary to merge with and into QuaTech, Inc., an Ohio Corporation, in a stock for stock exchange, subject to shareholder approval and certain other conditions (the “Merger”), incorporated herein by this reference.  As a result of certain changes in circumstances since the signing of the agreement, and in order to facilitate the closing of the Merger, the parties entered into the aforementioned agreements on August 5, 2005.  DCV is the holder of 100% of the preferred stock of QuaTech.

The Amendment to the Agreement and Plan of Reorganization provides for the establishment of the final exchange ratio of the Registrant’s common stock to be issued upon the closing of the business combination for each share of QuaTech common and preferred stock, taking into account the number of shares the Registrant will issue under the Bridge Loan if the merger is completed.  The exchange ratio was calculated as the inverse of the ratio determined by multiplying the number of DPAC common shares expected to be outstanding at the closing of the combination, by 150%, and dividing that product by the number of equivalent QuaTech common stock shares expected to be outstanding at the time of the closing of the business combination.  The Amendment also removes certain conditions to the closing of the business combination including the requirement for the Registrant to raise additional capital, the requirement for the Registrant to continue efforts to maintain its Nasdaq listing, the minimum cash balance requirement for the Registrant, and the maximum outstanding borrowing under QuaTech’s credit line.  The completion of the business combination remains conditioned on QuaTech completing a $4 million refinancing of its subordinated debt prior to September 30, 2005.  QuaTech has obtained commitment letters from qualified lenders to complete the refinancing.

The License grants an exclusive, sub-licensable, worldwide, perpetual right and license to DCV and QuaTech as its sub-licensee, to sell, manufacture and distribute the Registrant’s Airborne wireless technology.  The License also provides for QuaTech to hire certain of the Registrant’s employees, to assume liabilities for accrued paid time off for those employees hired, to purchase inventories from the Registrant, and to fill the backlog of firm orders for Airborne products as they exist at August 5, 2005.  QuaTech will be obligated to pay a royalty to DPAC for each unit shipped.  In the event that the shareholders of the Registrant do not approve the Merger, or if the merger with QuaTech is not completed, the License would become a non-exclusive license, and DCV and QuaTech would have the option, but not the obligation, to purchase the License for the fair market value of the License in cash as determined by appraisal or the license terminates.

The Bridge Loan is a $500,000 original principal amount secured, convertible note bearing interest at 12% per annum that matures February 3, 2006.  Interest payments are made monthly, but no principal is due until maturity.  The loan is secured by all the assets of the Registrant, including its intellectual property.   The Bridge Loan is convertible, at the option of DCV, into 3,289,473 shares of the Registrant’s common stock, and is automatically converted into that number of shares at the closing of the Merger with QuaTech.  As an inducement to make the loan, DCV will receive an additional 1,644,736 shares of the Registrant’s common stock upon the closing of the Merger.   If the Merger with QuaTech is completed, DCV will own approximately 50.2% of the Registrant’s common stock.  As a result of the convertibility of the Bridge Loan, the Registrant is obligated to re-price certain outstanding warrants to purchase 730,794 shares of the Registrant’s common stock to an exercise price of approximately $.10 per share.

Section 2 – Financial Information

Item 2.01   Disposition of Assets

As stated in item 1.01 the Registrant has licensed all its technology to DCV pursuant to the License Agreement. (Item 1.01, which contains the relevant information, is incorporated herein by this reference).

Item 2.03  Creation of a Direct Financial Obligation of a Registrant

On August 5, 2005 the Registrant entered into a $500,000 secured, convertible loan bearing interest at 12% per annum with DCV that matures February 3, 2006 (the “Bridge Loan”).  Interest payments are made monthly, but no principal is due until maturity.  The loan is secured by all the assets of the Registrant, including its intellectual property.   The Bridge Loan is convertible, at the option of DCV, into 3,289,473 shares of the Registrant’s common stock, and is automatically converted into that number of shares at the closing of the Merger.  As an inducement to make the loan, DCV will receive an additional 1,644,736 shares of the Registrant’s common stock upon the closing of the Merger.   If the Merger is completed, DCV will own approximately 50.2% of the Registrant’s common stock.  As a result of the convertibility of the Bridge Loan, the Registrant is obligated to re-price certain outstanding warrants to purchase 730,794 shares of the Registrant’s common stock to an exercise price of approximately $.10 per share.

Section 5 – Corporate Governance and Management

Item 5.01  Changes in Control of Registrant

If the Merger is completed, DCV will beneficially own approximately 50.2% of the Registrant’s common stock, and this will result in a Change of Control, (Item 1.01, which contains the relevant information, is incorporated herein by this reference).

Item 5.02  Departures of Principal Officers

On August 5, 2005, as a result of the License granted to DCV and QuaTech, Michael P. Zachan, the Registrant’s Vice President for Airborne Products, ceased to be employed by the Registrant, Mr. Zachan is now employed by QuaTech.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

2.4	Agreement and Plan of Reorganization dated April 26, 2005 among the Registrant, DPAC Acquisition Sub, Inc. and QuaTech, Inc., including selected exhibits: Forms of Shareholder and Registration Rights

Agreement, Employment Agreement for Steven Runkel and Employment Agreement for Creighton Early. Other exhibits listed in the exhibit have been omitted from this filing but will be filed by the Registrant if requested by the Securities Exchange Commission*

2.4.2	First Amendment to Agreement and Plan of Reorganization dated August 5, 2005
2.5	License Agreement dated August 5, 2005
10.24	Bridge Loan and Escrow Agreement dated July 29, 2005
10.25	Convertible Term Note dated August 5, 2005
10.26	Loan Agreement dated August 5, 2005
10.27	Security Agreement dated August 5, 2005 with attached Riders
99.1	Press Release of Registrant dated August 5, 2005

* Filed as Exhibit 2.4 to the Registrant’s Form 8-K/A filed April 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPAC Technologies Corp.
(Registrant)

Date August 5, 2005

/s/ Creighton K. Early
(Signature)

Creighton K. Early, Chief Executive Officer
(Name and Title)

Exhibit Index

Exh. No.	Description

2.4

Agreement and Plan of Reorganization dated April 26, 2005 among the Registrant, DPAC Acquisition Sub, Inc. and QuaTech, Inc., including selected exhibits: Forms of Shareholder and Registration Rights Agreement, Employment Agreement for Steven Runkel and Employment Agreement for Creighton Early. Other exhibits listed in the exhibit have been omitted from this filing but will be filed by the Registrant if requested by the Securities Exchange Commission*

2.4.2	First Amendment to Agreement and Plan of Reorganization dated August 5, 2005
2.5	License Agreement dated August 5, 2005
10.24	Bridge Loan and Escrow Agreement dated July 29, 2005
10.25	Convertible Term Note dated August 5, 2005
10.26	Loan Agreement dated August 5, 2005
10.27	Security Agreement dated August 5, 2005 with attached Riders
99.1	Press Release of Registrant dated August 5, 2005

* Filed as Exhibit 2.4 to the Registrant’s Form 8-K/A filed April 27, 2005.